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          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2001
                                                     REGISTRATION NO. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                              GENIUS PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)
                         11250 EL CAMINO REAL, SUITE 100
                           SAN DIEGO, CALIFORNIA 92130
                    (Address of principal executive offices)

              NEVADA                                      33-085292
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                   STOCK PURCHASE AGREEMENT WITH KLAUS MOELLER
                  STOCK PURCHASE AGREEMENT WITH MICHAEL MEADER
                  STOCK PURCHASE AGREEMENT WITH HOWARD BALABAN
                   STOCK PURCHASE AGREEMENT WITH LARRY BALABAN
                       CONSULTING AGREEMENT WITH DENNIS LEVIN
                       CONSULTING AGREEMENT WITH PETE WILSON
                            (Full title of the plans)

                                  KLAUS MOELLER
                              GENIUS PRODUCTS, INC.
                         11250 EL CAMINO REAL, SUITE 100
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 793-8840
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed Maximum   Proposed
      Title of           Amount         Offering       Maximum
     Securities          to be          Price Per      Aggregate    Amount of
  to be Registered     Registered       Share(1)       Offering    Registration
                                                       Price(1)        Fee
--------------------------------------------------------------------------------
   Common Stock,
  $.001 par value    304,174 shares(2)    $0.80       $262,939.20

   Common Stock,
  $.001 par value    100,000 shares      $1.225       $122,500.00

        Total:       404,174 shares                   $365,839.20       $96.58
================================================================================
(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the bid and asked prices of the Common Stock of Genius Products, Inc. as reported on July 31, 2001 on the Over-the-Counter Bulletin Board.
(2) 125,000 shares are issuable upon the exercise of options at an exercise price of $0.80.



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                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Genius Products, Inc. (the "Company") relating to 404,174 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable to employees of the Company under the Stock Purchase Agreements with the Company's officers Klaus Moeller, Michael Meador, Howard Balaban and Larry Balaban (collectively, the "Stock Agreements") and the Consulting Agreement with Dennis Levin, and upon the exercise of options issued under the Consulting Agreement with Pete Wilson.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed April 17, 2001, as amended by the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2000, as filed on May 24, 2001;

         (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as filed on May 3, 2000;

         (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

         (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been

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sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; and

         (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB filed under the Securities Act on November 2, 1999, including any amendment or report filed for the purpose of updating such description.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Nevada General Corporation Law and our Articles of Incorporation, our officers and directors will have no personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. This does not eliminate or limit the liability of our directors (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, (ii) under applicable Sections of the Nevada Revised Statutes, or (iii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The Company's Bylaws require the Company to indemnify each director and officer of the Company against all expenses, including, but not limited to, legal fees, judgments and penalties, incurred due to the fact that he or she was or is a director or officer of the Company. The Bylaws do not exclude any other right to indemnification to which such director or officer may be lawfully entitled.

         The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligence or grossly negligent behavior)

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except in the situations described in clauses (i) through (iii) above. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law and permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company, whether or not the Company has the authority to indemnify such person against such liability and expenses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
-------           -----------

4.1 Certificate of Incorporation of the Company and Amendments thereto as incorporated by reference to Exhibit 3.1 to the Company's Registration Statement (No. 000-27915) on Form 10-SB as filed November 2, 1999.

4.2      Bylaws of the Company, as amended, as incorporated by reference to
         Exhibit 3.2 to the Company's Registration Statement (No. 000-27915) on Form 10-SB as filed November 2, 1999.

4.3 Amendment to Bylaws as incorporated by reference from Exhibit 3.2.2 to the Company's Form 10-KSB/A for the year ended December 31, 1999 as filed on May 1, 2000.

4.4      Stock Purchase Agreement with Klaus Moeller.

4.5      Stock Purchase Agreement with Michael Meader.

4.6      Stock Purchase Agreement with Howard Balaban.

4.7      Stock Purchase Agreement with Larry Balaban.

4.8      Consulting Agreement with Dennis Levin.

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4.9      Consulting Agreement with Pete Wilson.

5 Opinion of Luce, Forward, Hamilton & Scripps LLP as to the legality of the securities being registered.

23.1     Consent of Cacciamatta Accountancy Corporation.

23.2 Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit 5 hereto).

ITEM 9.  UNDERTAKINGS.

         (1) The undersigned registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 3, 2001.

GENIUS PRODUCTS, INC.

By:          /S/ KLAUS MOELLER
    --------------------------------------
    Klaus Moeller, Chief Executive Officer
    and Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature                 Title                                   Date
---------                 -----                                   ----

/S/ KLAUS MOELLER         Chief Executive Officer, Chief          August 3, 2001
------------------------  Financial Officer,  Chairman of
Klaus Moeller             the Board of Directors

/S/ DEBORAH CROSS         Director                                August 3, 2001
------------------------
Deborah Cross

/S/ LARRY BALABAN         Director                                August 3, 2001
------------------------
Larry Balaban

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                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

4.1 Certificate of Incorporation of the Company and Amendments thereto as incorporated by reference to Exhibit 3.1 to the Company's Registration Statement (No. 000-27915) on Form 10-SB as filed November 2, 1999.

4.2      Bylaws of the Company, as amended, as incorporated by reference to
         Exhibit 3.2 to the Company's Registration Statement (No. 000-27915) on Form 10-SB as filed November 2, 1999.

4.3 Amendment to Bylaws as incorporated by reference to Exhibit 3.2.2 to the Company's Form 10-KSB/A for the year ended December 31, 1999 as filed on May 1, 2000.

4.4      Stock Purchase Agreement with Klaus Moeller.

4.5      Stock Purchase Agreement with Michael Meader.

4.6      Stock Purchase Agreement with Howard Balaban.

4.7      Stock Purchase Agreement with Larry Balaban.

4.8      Consulting Agreement with Dennis Levin.

4.9      Consulting Agreement with Pete Wilson.

5 Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of the securities being registered.

23.1     Consent of Cacciamatta Accountancy Corporation.

23.2 Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit 5 hereto).

*  Incorporated by reference.

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